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Exhibit 10.30

Portions of this Exhibit 10.30 have been omitted based upon a request for confidential treatment. This Exhibit, including the non-public information, has been filed separately with the Securities and Exchange Commission. "[***]" designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

LIMITED LIABILITY COMPANY AGREEMENT

OF

PNIR, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") is made effective as of February 19, 2008 (the "Effective Date") by and among Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation having its principal place of business at 100 Foxborough Boulevard, Suite 240 Foxborough, Massachusetts 02035 ("Cyberkinetics"), NEUROMetrix Corporation, a Delaware corporation having its principal place of business at 62 Fourth Avenue, Waltham, Massachusetts 02451 ("NEUROMetrix"), and such other individuals and entities who may become members of PNIR, LLC (the "Company") in accordance with law and the terms hereof (hereinafter collectively referred to as the "Members" and individually as a "Member"). Capitalized terms used but not defined herein shall be given the same meaning as provided in the Collaboration Agreement of even date herewith by and among the Company, Cyberkinetics and NEUROMetrix, as amended from time to time (the "Collaboration Agreement").

ARTICLE I
FORMATION AND MANAGEMENT

Section 1.01. Formation. The Company shall be organized as a limited liability company pursuant to the Delaware Limited Liability Company Act, as the same may be amended from time to time (the "Act"). The Act shall govern the rights and liabilities of the parties hereto except as otherwise expressly stated herein.

Section 1.02. Members; Delegation of Authority to Board of Directors. The Company shall be Member managed for purposes of the Act. The Members of the Company are those persons listed on Schedule A attached hereto, as the same may be amended from time to time. Each Member hereby agrees that (a) the Company's management shall be vested solely and exclusively in the Company's Board of Directors designated by the Members as provided in Section 1.03 hereof and (b) it will not exercise any authority (actual, apparent or otherwise) that it may have to bind or obligate the Company, transact any business on behalf of or in the name of the Company, or otherwise participate in the control of the business affairs of the Company, except as expressly provided herein, in the Collaboration Agreement, in any Transaction Agreement, or as authorized by the Board of Directors (as defined in Section 1.03 below).

Section 1.03. Board of Directors.

(a) The business and affairs of the Company shall be managed solely and exclusively by a Board of Directors that is designated by the Members pursuant to the terms of this Section 1.03 (the "Board of Directors"). No Member shall have any power to manage the Company other than through its designated representatives on the Board of Directors. The Board of Directors shall not have any power to take any actions on behalf of the Company unless such actions are unanimously approved at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors.

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(b) Except where the approval of the Members is expressly required by this Agreement or by non-waivable provisions of the Act, the Board of Directors shall have full and complete authority, power and discretion to direct, manage and control the business, affairs and properties of the Company and to make all decisions and take all actions relating thereto, including, without limitation, the authority to (i) negotiate and execute agreements on behalf of the Company; (ii) make representations and warranties on behalf of the Company; (iii) waive rights of the Company; (iv) extend credit on behalf of the Company; and (v) take or grant licenses of intellectual property on behalf of the Company. Notwithstanding anything contained in this Agreement to the contrary, the Board of Directors shall not take actions which are inconsistent with or in violation of the Collaboration Agreement or any of the Transaction Agreements.

(c) Unless otherwise determined by the unanimous consent of the Members, the Board of Directors shall consist of six (6) persons (each a "Director"), which shall include three (3) individuals designated by Cyberkinetics (the "Cyberkinetics Directors"), in its sole discretion, and three (3) individuals designated by NEUROMetrix (the "NEUROMetrix Directors"), in its sole discretion. The Directors need not be Members. The initial Cyberkinetics Directors shall be Timothy R. Surgenor, Kurt H. Kruger and Mark A. Carney and the initial NEUROMetrix Directors shall be Shai N. Gozani, M.D., Ph.D., Michael Williams, Ph.D., and W. Bradford Smith. Each of the Directors shall also serve as a member of the Steering Committee established pursuant to the Collaboration Agreement.

(d) Each Director shall be elected at any annual or special meeting of the Members (or by unanimous written consent of the Members in lieu of a meeting of the Members) and shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Members hereby irrevocably agree to vote all membership interests of the Company presently owned or hereafter acquired by them, as may be required from time to time, in order to ensure that the Directors designated in accordance with clause (c) of this Section 1.03 are elected to the Board of Directors. The Members intend that the provisions of this Section 1.03 shall be a voting agreement by and among the Members and shall be specifically enforceable for all purposes and at all times by the Members until the voting agreement provisions are amended or terminated pursuant to a duly authorized written amendment to this Agreement.

(e) Any of the Cyberkinetics Directors may be removed at any time during his or her term of office, with or without cause, by and only by written notice from Cyberkinetics to the other Members. Any vacancy in the office of the Cyberkinetics Directors shall be filled by and only by a person designated by Cyberkinetics. Any of the NEUROMetrix Directors may be removed at any time during his or her term of office, with or without cause, by and only by written notice from NEUROMetrix to the other Members. Any vacancy in the office of the NEUROMetrix Directors shall be filled by and only by a person designated by NEUROMetrix.

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Section 1.04. Further Delegation of Authority. The Board of Directors may create such committees or offices, appoint the members of such committees and such officers, and hire such other individuals or entities and delegate to any of the foregoing such management responsibility or authority as the Board of Directors determines appropriate, including without limitation those duties and responsibilities which may have been delegated to the Steering Committee under the Collaboration Agreement. It is contemplated that all committees will consist of an equal number of representatives from each of Cyberkinetics and NEUROMetrix. Any contract, agreement, instrument or other document to which the Company is a party may be executed by any Director, officer or other individual or entity that has been expressly authorized to do so by the Board of Directors.

Section 1.05. Director Fiduciary Duties and Liability. To the fullest extent permitted by applicable law, no Director shall have any fiduciary or similar duty, at law or in equity, or any liability relating thereto, to the Company or any Member (or any affiliate of any Member), with respect to the Company or its business or affairs. In furtherance of and without limiting any of the foregoing, to the fullest extent permitted by applicable law, each Member hereby waives any claim for breach of fiduciary duty or similar duty against any Director with respect to the Company or its business or affairs. However, nothing contained in this Agreement is intended to or will relieve or discharge any Director (a) from its obligation to act in good faith with respect to the Company and its business and affairs or (b) from liability to the Company or the Members on account of any fraudulent or similar intentional misconduct or a knowing violation of law.

ARTICLE II
OFFICES, NAME, ETC.

Section 2.01. Principal Office. The principal office of the Company shall be located at 62 Fourth Avenue, Waltham, Massachusetts 02451 or such place within the Commonwealth of Massachusetts as may be determined by the Board of Directors from time to time. The Company shall maintain its records at such address.

Section 2.02. Registered Office; Resident Agent. The name and address of the Company's registered agent for service of process in the Commonwealth of Massachusetts shall be NEUROMetrix, 62 Fourth Avenue, Waltham, Massachusetts 02451, Attention: President, or such other name and address as determined by the Board of Directors.

Section 2.03. Name. The business of the Company shall be conducted under the name of PNIR, LLC" or such other name as may be determined by the Board of Directors.

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Section 2.04. Term. The term of the Company shall commence upon the filing of the Certificate of Formation (the "Effective Date") and shall continue until it is terminated as hereinafter provided.

Section 2.05. Business Ventures. Any Member may engage independently or with others in other business ventures of every nature and description, and neither the Company nor any Member shall have any rights in and to such independent ventures or the income or profits derived therefrom; provided that a Member's participation in such venture is subject to and consistent with all applicable provisions of the Collaboration Agreement.

ARTICLE III
PURPOSES AND POWERS

Section 3.01. Purpose. The purpose of the Company is to (a) research, develop, commercialize and market the Collaboration Products and (b) engage in all such other activities permitted under the Act as are determined by the Board of Directors.

Section 3.02. Powers. The Company shall have all the powers necessary or convenient to the conduct, promotion or attainment of the business, trade, purposes or activities of the Company, including, without limitation, all the powers of an individual, partnership, corporation or other entity.

ARTICLE IV
MEMBERS AND THEIR CONTRIBUTIONS

Section 4.01. Capital Contributions; Failure to Contribute.

(a) Capital Contributions; Percentage Interests.

(i) Each Member will contribute capital to the Company as and when provided in the Collaboration Agreement and as and when otherwise determined by the Board of Directors. The mutually agreed upon fair value of the property contributed by each Member as of the Effective Date (hereinafter referred to as each Member's "Initial Property Capital Contribution") is set forth in Schedule A attached hereto. The Development Plan and the Commercialization Plan developed and approved as provided in the Collaboration Agreement shall each include a budget for activities to be conducted by or on behalf of the Company and shall provide for the timing and amount of cash capital calls from the Members to be made to fund such activities. Except as specifically provided in the Collaboration Agreement or the Act, no Member shall have any obligation to make any contribution of cash or property to the Company. In the event a Member fails to make a cash contribution to capital as and when provided in the Collaboration Agreement or as and when otherwise determined by the Board of Directors, without limiting any other remedies that may arise hereunder, under the Collaboration Agreement or under any other Transaction Agreement, such overdue amount shall bear interest, from the date such capital contribution is due until it is paid in full (including, for the avoidance of doubt, from the proceeds of a Default Loan as described below), at a rate equal to the London Interbank Offer Rate (LIBOR) plus three percentage points (but in no event higher than the highest rate permitted by applicable law) until paid in full.

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(ii) No interest shall accrue on any Capital Contributions, and no Member shall have the right to withdraw or to be repaid any capital it has contributed, except as otherwise specifically provided in this Agreement.

(iii) Except as otherwise provided in Article V of this Agreement, each Member's share of Net Profits and Net Losses ("Percentage Interest") is set forth in Schedule A, as the same may be amended from time to time in accordance with the provisions of this Agreement.

(b) Failure to Make Cash Contributions.

(i) If any Member (the "Non-Contributing Member"): (A) fails to make all or any portion of any cash Capital Contribution required to be made by it in accordance with the Development Plan or Commercialization Plan, and such Member fails to cure such failure within the time periods provided in the Collaboration Agreement or (B) otherwise fails timely to make all or any portion of any cash Capital Contribution required to be made by it in accordance with Section 4.01(a)(i) above (in either case, the amount of capital not so contributed is the "Delinquent Contribution" and the date when such amount is first overdue, taking into account and waiting until expiration of the applicable cure periods under the Collaboration Agreement, is the “Delinquency Date”), then, in both such cases, each Member who makes the cash Capital Contribution required in accordance with the Collaboration Agreement and otherwise as required by the foregoing Section 4.01(a)(i) (the "Contributing Members"), in addition to any and all other remedies available to a Contributing Member under this Agreement, the Collaboration Agreement, or otherwise at law or in equity (including, without limitation, instituting a legal proceeding to collect the Delinquent Contribution), shall have the right, but not the obligation, to proceed in accordance with the terms and conditions set forth in this Section 4.01(b).

(ii) Each of the Contributing Members may elect to advance to the Company its pro rata portion (based upon its aggregate Capital Contributions relative to the aggregate Capital Contributions made by all Contributing Members electing to fund the Delinquent Contribution) of any Delinquent Contribution, in cash, within thirty (30) days following the Delinquency Date, and such advance shall be treated as a non-recourse loan by the Contributing Member(s) to the Non-Contributing Member (with any accrued interest as provided in this Section 4.01, a "Default Loan"), bearing interest at a rate equal to the greater of (x) the London Interbank Offer Rate (LIBOR) plus five percentage points and (y) twelve percent (12%) per annum (but in no event higher than the highest rate permitted by applicable law) from the Delinquency Date until paid in full. Each Default Loan shall be due and payable upon the earlier of nine (9) months from the date such Default Loan is advanced (or such other maturity date as mutually agreed upon by the Contributing Member and the Non-Contributing Member) or the date of dissolution of the Company. As of the date of any advance of a Default Loan, the Non-Contributing Member shall be deemed to have contributed an amount equal to the principal amount of such Default Loan to the capital of the Company, and the Capital Account of the Non-Contributing Member shall be credited with a like amount. Notwithstanding the provisions of Articles VI and X hereof, until any and all Default Loans are repaid in full, including all applicable interest, the Non-Contributing Member shall draw no distributions from the Company and all cash or property otherwise distributable with respect to the Non-Contributing Member's Interest (or fees payable by the Company to the Non-Contributing Member or any of its Affiliates) shall be distributed to the Contributing Member(s) (pro rata in proportion to the amounts advanced) in repayment of the outstanding balance of the Default Loan, with such funds being applied first to reduce any and all interest accrued on such Default Loan and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to the Non-Contributing Member and applied by the Non-Contributing Member to repay any outstanding Default Loan(s).

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(iii) If, upon the maturity of any Default Loan (taking into account any agreed upon extensions thereof), any principal thereof or accrued interest thereon remains outstanding and unpaid by the Non-Contributing Member, the Contributing Member making such Default Loan shall elect one of the following options: (A) to renew such Default Loan (or any portion thereof) pursuant to the terms and conditions of this Section 4.01(b) for such term as may be determined by the Contributing Member and bearing interest at a rate equal to the greater of (x) the London Interbank Offer Rate (LIBOR) plus seven percentage points and (y) sixteen percent (16%) per annum (but in no event higher than the highest rate permitted by applicable law) from the date of such renewal until paid in full, (B) to contribute the right to receive repayment of all or any portion of such outstanding principal of, and accrued but unpaid interest on, such Default Loan (or any portion thereof) to the capital of the Company and to dilute the Percentage Interest of the Non-Contributing Member in accordance with the provisions of Section 4.01(b)(iv) below or (C) to pursue any and all other remedies available to the Contributing Member under this Agreement, the Collaboration Agreement, or otherwise at law or in equity (including, without limitation, instituting a legal proceeding to collect the Default Loan). The Contributing Member may elect any of the options set forth in the immediately preceding sentence by giving written notice of such election to the Non-Contributing Member no less than ten (10) days prior to the maturity date of the Default Loan (or such lesser period of time as may be practicable in the case of a dissolution of the Company which results in the maturity of the Default Loan). Failure of the Contributing Member to give such timely written notice to the Non-Contributing Member shall be deemed to constitute an election to renew such Default Loan for an additional term of ninety (90) days on the terms set forth herein.

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(iv) The Non-Contributing Member may repay any Default Loan in full or in part at any time before the maturity date without premium or penalty. Upon the maturity of a Default Loan that is not fully repaid on or before the maturity date thereof, the Contributing Member may elect to treat all or any portion of such outstanding principal of, and accrued but unpaid interest on, such Default Loan previously extended by the Contributing Member (or any portion thereof) as a direct capital contribution by the Contributing Member to the capital of the Company and (A) such amounts so contributed shall be deemed repaid and satisfied by the Non-Contributing Member; (B) such amounts so contributed shall be deemed to have been distributed to the Non-Contributing Member, and debited to the Capital Account of the Non-Contributing Member; and (C) the Capital Account of the Contributing Member shall be increased by the amount so contributed. Upon the contribution of the principal and interest of any Default Loan by the Contributing Member pursuant to this Section 4.01(b)(iv), the Percentage Interest of the Non-Contributing Member shall be reduced by the Dilution Percentage and the Percentage Interest of the Contributing Member shall be increased by the Dilution Percentage (and Schedule A attached hereto shall be amended to reflect such reductions and increases). The "Dilution Percentage" shall equal the amount expressed in percentage points (rounded to the nearest one-hundredth of a percentage point) calculated based upon the following formula:

Outstanding Balance of any Default Loan (including interest) Contributed by the Contributing Member

Dilution Percentage = 150% x
Aggregate amount of all Capital Contributions (cash and property) made by the Members (including the outstanding balance of any Default Loan (including interest) contributed by the Contributing Member)

The application of the provisions of this Section 4.01(b)(iv) is illustrated by the following example: Assume that (A) the aggregate Capital Contributions made by the Members hereunder (prior to the additional Capital Contribution) was $5,000,000; (B) an additional cash Capital Contribution of $200,000 was required to be contributed by the Members pursuant to Section 4.01(a)(i); (C) the Non-Contributing Member, whose Percentage Interest is at the time 50%, failed to contribute its share of such contribution of $100,000 (i.e., 50% x $200,000); and (D) the Contributing Member, whose Percentage Interest is 50%, made the Delinquent Contribution of $100,000 to the capital of the Company on behalf of the Non-Contributing Member pursuant to this Section 4.01(b).

The Dilution Percentage applicable to the Non-Contributing Member in the preceding illustration would be equal to 2.88 percentage points, calculated as follows:

2.88%	= 150%	x	$100,000
($5,000,000 + $100,000 + $100,000)

The Percentage Interest of the Non-Contributing Member, therefore, would be reduced by 2.88 percentage points from 50% to 47.12%, and the Percentage Interest of the Contributing Member would be increased by a like amount from 50% to 52.88%. In the event there is more than one Contributing Member, such increase shall be allocated among them in proportion to the amounts of the Default Loan advanced by each of them. Any and all adjustments to Percentage Interests pursuant to this Section 4.01(b) shall be rounded to the nearest .01%. As a result of any contribution to the capital of the Company pursuant to this Section 4.01(b), any Contributing Member shall have the right, but not the obligation, to cause the Capital Accounts of the Members to be booked-up or booked-down in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of the Company's assets (as reasonably determined by such Contributing Member) at the time of such contribution.

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For avoidance of doubt, interest that would have accrued on the unpaid capital contribution of the Non-Contributing Member in the above example was excluded for the sake of simplicity.

Section 4.02. Capital Accounts. A separate account (a "Capital Account") shall be maintained for each Member and adjusted in accordance with Treasury Regulation Section 1.704-1(b) as follows:

(a) There shall be (i) credited to each Member's Capital Account (A) the amount of cash such Member has contributed to the Company, (B) the agreed fair market value of any property such Member has contributed to the Company, as determined in good faith by the Board of Directors, and (C) such Member's allocable share of Net Profits (and any items in the nature of income or gain separately allocable to such Member); and (ii) charged against each Member's Capital Account (A) the amount of all distributions to such Member, and (B) such Member's allocable share of Net Losses (and any items in the nature of losses or deductions separately allocable to such Member).

(b) If the Company at any time distributes any of its assets in kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Section 5.01 below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

(c) In the event any Member's interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

Section 4.03. Loans. The Members shall not make loans to the Company unless the Members unanimously agree in writing to make such loans.

Section 4.04. Additional Members. Except as otherwise provided in Section 8.02 with respect to Substitute Members, additional Members may only be admitted with the prior written approval of all of the Members. Such additional Members shall execute and acknowledge a counterpart to this Agreement or shall otherwise evidence in writing their agreement to be bound by the terms hereof in such manner as the Members shall determine.

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Section 4.05. Liability of Members.

(a) No Member shall be liable for the obligations of the Company solely by reason of being a Member.

(b) No Member shall be required to make any contributions to the capital of the Company other than as provided in Section 4.01 (a) hereof.

(c) No Member shall be liable to the Company or the other Members for monetary damages for breach of fiduciary or similar duty as a Member, if any, to the fullest extent permitted by applicable law; provided, however, that this provision shall not eliminate the liability of a Member (i) for acts or omissions not in good faith or which involve fraudulent or similar intentional misconduct or a knowing violation of law, or (ii) for any breach of the Collaboration Agreement, or this Agreement or any other Transaction Agreement. No amendment to or repeal of this Section 4.05(c) shall apply to or have any effect on the liability or alleged liability of any Member for or with respect to any acts or omissions of such Member occurring prior to such amendment or repeal occurring, or any cause of action, suit or claim that, but for this Section 4.05(c), would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

Section 4.06. Withdrawal of Members. No Member shall have the right to withdraw from the Company or to demand a return of its capital interest at any time except upon termination and dissolution of the Company, unless agreed to by the unanimous written consent of the other Members.

ARTICLE V
ALLOCATIONS

Section 5.01. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings given them in this Article V:

(a) "Adjusted Capital Account" for a Member means such Member's Capital Account (i) reduced by the net adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the Company's taxable year are reasonably expected to be made to such Member, and (ii) increased by the sum of (A) the amounts a Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 2(i)(5), (B) the excess, if any, of such Member's Capital Contribution over such Member's actual paid-in capital contribution and (c) that portion of any indebtedness of the Company (other than "partner nonrecourse debt" as defined in Treasury Regulation Section 1.704-2(b)(4)) with respect to which the Member bears the economic risk of loss that such indebtedness would not be repaid out of the assets of the Company if all of the assets of the Company were sold at their respective book values as of the end of the fiscal period and the proceeds from the sales together with any amounts described in clause (B) above, were used to pay the liabilities of the Company.

(b) "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period (or from a transaction) as determined in accordance with Section 703(a) of the Internal Revenue Code of 1986, as amended ("IRC") (for this purpose, all items of income, gain, loss, or deduction required to be separately stated pursuant to IRC Section 703(a) (1) shall be included in taxable income or loss) computed with the following adjustments: (i) To the extent required by (and in the manner described in) Treasury Regulation 1.704-1(b) (2), items of gain, loss, and deduction shall be computed based upon the book values of the Company's assets rather than upon such assets' adjusted bases for federal income tax purposes (if different); (ii) Any tax-exempt income received by the Company shall be included as an item of gross income;(iii) The amount of any adjustments to the adjusted bases (or book values if clause (i) above applies) of any assets of the Company pursuant to IRC Section 743 shall not be taken into account; and (iv) Any expenditure of the Company described or treated as being described in IRC Section 705(a)(2)(B) shall be treated as a deductible expense.

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(c) "Member Loan Nonrecourse Deductions" means any Company deductions that would be Nonrecourse Deductions if they were not attributable to a liability owed to or guaranteed by a Member within the meaning and intent of Treasury Regulation Section 1.704-2(i).

(d) "Member Loan Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(3).

(e) "Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(d). Minimum Gain shall be computed separately for each Member in a manner consistent with the Treasury Regulations under IRC Section 704(b).

(f) "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a taxable year of the Company shall be determined according to the provisions of Treasury Regulation Section 1.704-2(c).

(g) "Nonrecourse Liability" means any liability of the Company with respect to which no Member has personal liability, as determined in accordance with IRC Section 752 and the Treasury Regulations promulgated thereunder.

Section 5.02. Allocations of Profit and Loss. As of the end of each fiscal year of the Company, or at the time any allocation is determined to be necessary by the Board of Directors, Net Profits or Net Losses shall be allocated as follows:

(a) Except as provided in Section 5.03 below, Net Profits and Net Losses for any fiscal year shall be allocated among the Members in proportion to their respective Percentage Interests.

(b) With respect to the allocation of Net Losses or Net Profits pursuant to this Section 5.02 for any fiscal year in which an additional or Substitute Member is admitted to the Company, all Net Losses or Net Profits so allocable shall be allocated in a manner which takes into account the varying Percentage Interests during such fiscal year based on an accounting convention chosen by the Board of Directors. In no event shall a retroactive allocation of Net Losses be made pursuant to this Section 5.02.

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Section 5.03. Special Allocations. Notwithstanding the provisions of Section 5.02 above, the following allocations of Net Profits and Net Losses and items thereof shall be made:

(a) If, during any year a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4),(5) or (6), and, as a result of such adjustment, allocation or distribution, such Member's Adjusted Capital Account has a negative balance (computed with the adjustments set forth in clauses (i) and (ii) of Section 5.01(a)), then items of gross income for such year (and, if necessary, subsequent years) shall first be allocated to such Member in the amount necessary to eliminate such negative balance as quickly as possible. This Section 5.03(a) is intended to constitute a "qualified income offset" provision within the meaning of the above Treasury Regulations, and shall be so interpreted.

(b) Nonrecourse Deductions for a taxable year or other period shall be specially allocated among the Members in proportion to their Percentage Interests.

(c) Any Member Loan Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Member or Members who bear the risk with respect to the loan to which the Member Loan Nonrecourse Deduction is attributable in accordance with Treasury Regulation Section 1.704-2(b).

(d) In no event shall Net Losses of the Company be allocated to a Member if such allocation would cause or increase a negative balance in such Member's Adjusted Capital Account.

(e) Except as set forth in Treasury Regulation Section 1.704-2(f)(2), (3) and (4), if, during any taxable year, there is a net decrease in Minimum Gain, each Member, prior to any other allocation pursuant to this Article V, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Member's share of the net decrease of Minimum Gain, computed in accordance with Treasury Regulation Section 1.704-2(g). Allocation of gross income and gain pursuant to this Section 5.03(e) shall be made first from gain recognized from the disposition of Company assets subject to non-recourse liabilities (within the meaning of the Treasury Regulations promulgated under IRC Section 752), to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company's other items of income and gain for the taxable year. It is the intent of the parties hereto that any allocation pursuant to this Section 5.03(e) shall constitute a "minimum gain chargeback" under Treasury Regulation Section 1.704-2(f). With respect to a net decrease in Member Loan Minimum Gain, items of gross income shall be specially allocated consistent with the preceding sentence, and Treasury Regulation Section 1.704-2(i)(4).

(f) In the event that Net Profits, Net Losses or items thereof are allocated to one or more Members pursuant to paragraphs (a) or (d) above, subsequent Net Profits and Net Losses will first be allocated (subject to the provisions of paragraphs (a) through (d)) to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the original allocation of Net Profits, Net Losses or items thereof pursuant to paragraphs (a) or (d) not occurred.

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(g) The respective Percentage Interests in the Net Profits and Net Losses or items thereof shall remain as set forth above unless changed by amendment to this Agreement or by an assignment of an interest in the Company authorized by the terms of this Agreement. Except as otherwise provided herein, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if, as a result of clause (i) of Section 5.01(b), the book value of any property of the Company was used in computing Net Profits or Net Losses, then items of income, gain, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its book value in the manner provided for by the "traditional method" under IRC Section 704(c).

(h) If a Member's Percentage Interest is reduced (provided the reduction does not result in a complete termination of the Member's interest in the Company), the Member's share of the Company's "unrealized receivables" and "substantially appreciated inventory" (within the meaning of IRC Section 751) shall not be reduced, so that, notwithstanding any other provisions of this Agreement to the contrary, that portion of the Net Profit otherwise allocable upon a liquidation or dissolution of the Company pursuant to Article V hereof which is taxable as ordinary income (recaptured) for federal income tax purposes shall, to the extent possible without increasing the total gain to the Company or to any Member, be specially allocated among the Members in proportion to the deductions (or basis reductions treated as deductions) giving rise to such recapture.

(i) In the event that (a) there is a change in the federal income tax law, (b) the Company borrows money or property, or (c) the Company makes an election to adjust the basis of the Company’s assets under Section 754 of the Code, the Board of Directors, acting in its reasonable discretion after consultation with tax counsel to the Company, shall make the minimum modifications to the allocation provisions of this Agreement necessary to preserve the underlying economic objectives of the Members as reflected in this Agreement, and, in the case of such a borrowing or election, shall properly allocate the tax items relating to such borrowing or election in accordance with the IRC and the Treasury Regulations.

ARTICLE VI
DISTRIBUTIONS

Section 6.01. General. Except as provided in Article X, after providing for the payment of any amounts due on the indebtedness of the Company, if any, and providing for a reasonable reserve for the payment of expenses and liabilities of the Company, the balance of the Net Profits of the Company shall be distributed to the Members at such times as determined by the Board of Directors, but on no less than a quarterly basis, pro rata among the Members based upon their respective Percentage Interests.

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Section 6.02. Tax Distributions. Notwithstanding anything contained herein to the contrary, within ninety (90) days following each fiscal year, subject to the availability of cash after providing for the payment of any amounts due on the indebtedness of the Company, if any, and providing for a reasonable reserve for the payment of expenses and liabilities of the Company, the Company shall distribute to each Member cash in an amount equal to forty percent (40%) of the Company’s net taxable income or gain shown as allocated to such Member on the Company’s federal income tax return for such fiscal year. Notwithstanding the foregoing, the aggregate amount of any distribution payable to any Member under this Section 6.02 shall be reduced by any other distributions received by such Member during the applicable fiscal year.

ARTICLE VII
INDEMNIFICATION

Section 7.01. Indemnification of Directors and Officers. The Company shall, to the fullest extent permitted by the Act, as amended from time to time, and subject to the limitations and conditions set forth in this Article VII, indemnify the organizer, officers and Directors of the Company (collectively, "Indemnified Persons") from and against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon an Indemnified Person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which such Indemnified Person may become involved by reason of his or her service as an officer or Director of the Company. The Members shall have such indemnification rights and obligations as set forth in the Collaboration Agreement and as otherwise determined by all of the Members.

(a) Indemnification may include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the Indemnified Person to repay such payment if it is ultimately determined that he is not entitled to indemnification under this Article VII, which undertaking may be accepted without reference to the financial ability of the Indemnified Person to make such repayments.

(b) The Company shall not indemnify any Indemnified Person in connection with a proceeding (or part thereof) initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the Members or the Board of Directors or the proceeding seeks a declaratory judgment regarding his own conduct.

(c) The indemnification rights provided in this Article VII (i) shall not be deemed exclusive of any other rights to which Indemnified Persons may be entitled under any law, agreement or vote of disinterested Members, Board of Directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of Indemnified Persons. The Company may, to the extent authorized from time to time by the Board of Directors, grant indemnification rights to employees or agents of the Company or persons other than Indemnified Persons serving the Company and such rights maybe equivalent to, or greater or less than, those set forth in this Article VII.

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(d) No indemnification shall be provided for any Indemnified Person with respect to (i) any matter as to which he or she shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company, (ii) any act which constitutes gross negligence or willful misconduct, or (iii) any matter disposed of by a compromise payment by such Indemnified Person, pursuant to a consent decree or otherwise, unless the payment and indemnification thereof have been approved by the Board of Directors, which approval shall not unreasonably be withheld or delayed, or by a court of competent jurisdiction.

(e) Any amendment or repeal of the provisions of this Article VII shall not adversely affect any right or protection of an Indemnified Person with respect to any act or omission of such Indemnified Person occurring prior to such amendment or repeal.

ARTICLE VIII
ASSIGNABILITY OF MEMBERSHIP INTERESTS

Section 8.01. Assignment.

(a) A Member may not assign his or its membership interest in the Company, or any of his or its rights or obligations under this Agreement, in whole or in part, without the prior written consent of all of the other Members, who may or may not consent thereto in their absolute discretion. In addition to the foregoing limitation, Cyberkinetics and NEUROMetrix shall assign all of their respective interests in the Company, including without limitation their membership interest in the Company, and their rights and obligations under this Agreement, to any assignee of such party’s rights under the Collaboration Agreement and, notwithstanding the foregoing sentence, no such assignment shall require the consent of any other Member.

(b) An assignment of a Member's interest does not of itself dissolve the Company or permit the assignee to participate in the business and affairs of the Company or to become a Member or exercise any rights or powers of a Member.

Section 8.02. Substitute Members. Except for an assignee of a Member's interest in accordance with the second sentence of Section 8.01 (a), who shall be admitted as a Substitute Member, no assignee of a Member's interest shall have the right to be admitted as a Substitute Member in place of the assignor unless:

(a) the assignor shall designate in writing satisfactory to the other Members the intention that the assignee is to become a Substitute Member;

(b) the assignee shall agree in writing to be bound by all of the terms of this Agreement;

(c) all of the other Members consent in writing to the admission of the assignee as a Substitute Member, which consent may be withheld in their absolute discretion;

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(d) the assignee shall execute and/or deliver such instruments, including without limitation, an opinion of counsel satisfactory to the Members, to the effect that such proposed assignment and substitution does not violate state or federal securities laws, and such instrument as the Members deem necessary or desirable to effect such assignee's admission as a Substitute Member and to evidence the assignee's acceptance of the terms of this Agreement; and

(e) the assignee shall pay all reasonable expenses in connection with the assignee's admission as a Substitute Member.

Section 8.03. Rights of Assignees. An assignee who does not become a Substitute Member shall succeed only to the rights of the assignor to receive allocations and distributions from the Company as provided in Articles V, VI and X, and shall not have the right to vote to the extent of the assigned interest.

Section 8.04. Other Restrictions. A Member may not pledge, encumber or hypothecate any of its interest without the prior written consent of all of the other Members.

ARTICLE IX
FISCAL YEAR, ACCOUNTING, INSPECTION OF BOOKS

Section 9.01. Fiscal Year and Accounting. Except as otherwise approved by the Board of Directors, or required by law, the fiscal year of the Company shall be the calendar year and the books of the Company shall be kept on the accrual method.

Section 9.02. Inspection of Books. The books of the Company shall at all times be available for inspection and audit by any Member at the Company's principal place of business during business hours. The Company shall furnish each Member with all necessary tax reporting information as to its interest in the Company, with an annual balance sheet and profit and loss statement and with a cash flow statement showing any distributions made to the Members, within ninety (90) days after the close of each fiscal year.

ARTICLE X
DISSOLUTION

Section 10.01. Events of Dissolution. The term of the Company shall commence on the Effective Date and shall be in full force and effect until the earliest of the following:

(a) the sale or disposition of all or substantially all of the assets of the Company;

(b) the dissolution of the Company by the unanimous consent of the Members;

(c) the death, insanity, retirement, resignation, expulsion, bankruptcy, or dissolution of a Member; provided, however, that the Members may consent to the continuation of the business of the Company after the occurrence of such an event, pursuant to Section 18-806 of the Act and Section 10.02 of this Agreement;

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(d) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(e) the occurrence of any event, other than those referred to in paragraph (d), which causes dissolution of a limited liability company under the Act; or

(f) upon the termination of the Collaboration Agreement in accordance with its terms.

Notwithstanding the dissolution of the Company, the business of the Company shall continue to be governed by this Agreement until the winding up of the Company occurs.

Section 10.02. Consent to Continue Company. The Members may vote to continue the business of the Company within ninety (90) days after the occurrence of an event of dissolution as set forth in Section 10.01, pursuant to and in accordance with Section 18-806 of the Act. The agreement of the remaining Members holding a majority of the remaining Percentage Interests shall constitute the consent of the Members to the continuation of the Company.

Section 10.03. Distribution Upon Dissolution.

(a) After payment of liabilities owing to creditors, the Board of Directors or the liquidator, as the case may be, shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, including the expenses of liquidation. Such reserves may be paid over by the Board of Directors or the liquidator to a bank to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board of Directors or the liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth below in Section 10.03(b). In the event that any part of such net assets consists of securities or other non-cash assets, the Board of Directors or liquidator may (but shall not be required to) take whatever steps it deems appropriate to convert such assets into cash or into any other form that would facilitate the distribution thereof.

(b) After payment has been made pursuant to Section 10.03(a), the Board of Directors or the liquidator shall (i) cause the assets described in Section 13.03 of the Collaboration Agreement to be distributed in accordance with the applicable terms of such section and (ii) cause the remaining net assets of the Company to be distributed to and among the Members in proportion to and to the extent of their positive Capital Account balances (after such balances have been adjusted to reflect all allocations of Net Profits and Net Losses and the payments made in Section 10.03(a)). For purposes of distributing assets pursuant to the foregoing clause (ii), cash and non-cash assets shall be distributed to each Member on a pro rata basis, or in such other manner as the Board of Directors may determine, with all non-cash assets being distributed on the basis of their fair market value.

(c) The Company shall terminate when all property has been distributed among the Members. Upon such termination, the Board of Directors shall execute and cause to be filed a certificate of cancellation of the Company, as provided for in Section 18-203 of the Act, and any and all other documents necessary in connection with the termination of the Company.

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ARTICLE XI
GENERAL PROVISIONS

Section 11.01. Complete Agreement; Conflicts Among Agreements; Modification. This Agreement and the Collaboration Agreement contain a complete statement of all the agreements among the parties hereto with respect to the Company. There are no representations, agreements, arrangements or undertakings, oral or written, between or among the Members relating to the subject matter of this Agreement and the Collaboration Agreement which are not fully expressed in this Agreement and the Collaboration Agreement. Except to the extent this Agreement specifically provides that it shall control as to any conflicting provisions as between it and the Collaboration Agreement, it is intended that the provisions of this Agreement and the provisions of the Collaboration Agreement will supplement each other and such agreements shall be reconciled with one another to the maximum extent possible. This Agreement may be amended or modified only with the prior written consent of all of the Members.

Section 11.02. Governing Law; Severability. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the applicable provisions of the laws of the State of Delaware, and this Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of such state. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but rather be enforced to the extent permitted by law.

Section 11.03. Notice. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally, by facsimile or by electronic transmission (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated on Schedule A, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

Section 11.04. Pronouns. Feminine or masculine pronouns shall be substituted for the neuter pronouns, neuter pronouns for masculine or feminine pronouns, plural for the singular and the singular for the plural, in any place in this Agreement where the context may require such substitution.

Section 11.05. Titles. The titles of Articles and Sections are included only for convenience and shall not be construed as a part of this Agreement or in any respect affecting or modifying its provisions.

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Section 11.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their heirs, successors, permitted assigns, and legal representatives.

Section 11.07. Counterparts. This Agreement may be signed in one or more counterparts and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the original or the same counterpart.

Section 11.08. Dispute Resolution. Any dispute or claim arising out of or relating to this Agreement, or a breach hereof, shall be resolved consistent with and pursuant to the dispute resolution procedures set forth in Section 14.10(c) and (d) of the Collaboration Agreement, as the same may be amended from time to time, and such provisions are incorporated herein by reference and applicable hereto regardless of any termination of the Collaboration Agreement.

Section 11.09. Legal Counsel. Each Member hereby acknowledges and agrees that each Member will, if it desires to engage counsel on any matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel. The Company may engage legal counsel in connection with its business and affairs so long as the selection thereof is approved by the Board of Directors.

Section 11.10. Auditors. The Company may engage independent auditors in connection with its business and affairs so long as the selection thereof is approved by the Board of Directors.

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IN WITNESS WHEREOF, we have affixed our signatures as of the day first above written.

MEMBERS :

Cyberkinetics Neurotechnology Systems, Inc.

Date:	By:	/s/ Tim Surgenor
Title: President

NEUROMetrix Corporation

By:	/s/ Shai Gozani
Title: President

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Schedule A

As of February 19, 2008

Members

Cyberkinetics Neurotechnology Systems, Inc.
100 Foxborough Boulevard
Suite 240
Foxborough, Massachusetts 02035
Attn: President

NEUROMetrix Corporation
62 Fourth Avenue
Waltham, Massachusetts 02451
Attn: President

Initial Property Capital Contributions
Cyberkinetics Neurotechnology Systems, Inc.:	[***] *

NEUROMetrix Corporation:	[***] **

* Agreed fair market value for Cyberkinetics Patent Rights, Cyberkinetics Technology and Cyberkinetics Manufacturing Know-How contributed as of the Effective Date pursuant to the terms of the Collaboration Agreement.

** Agreed fair market value for NEUROMetrix Patent Rights, NEUROMetrix Technology and NEUROMetrix Manufacturing Know-How contributed as of the Effective Date pursuant to the terms of the Collaboration Agreement.

Percentage Interests

Cyberkinetics Neurotechnology Systems, Inc.	50%
NEUROMetrix Corporation	50%

Total:	100%